UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021

TEGO CYBER INC.
(Exact name of registrant as specified in its charter)

Nevada	333-248929	84-2678167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification ID No.)

8565 South Eastern Avenue, Suite 150
Las Vegas, Nevada 89123
(Address of principal executive offices)(Zip Code)

(855) 939-0100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2021, Tego Cyber Inc., a Nevada corporation (the “Company”), entered a funding transaction totaling $33,507.50 ($30,740.82 net) as described below.

Securities Purchase Agreement, Convertible Promissory Note, and Common Stock Purchase Warrant Reynald Thauvette and Dominique Joyal (“RTDJ”)

On April 28, 2021 (“Effective Date”), the Company executed the following agreements with RTDJ: (i) Securities Purchase Agreement; (ii) Convertible Promissory Note (“Note”); and (iii) Common Stock Purchase Warrant Agreement, (collectively the “RTDJ Agreements”). The Company entered into the RTDJ Agreements with the intent to settle a previous debt with RTDJ and to acquire additional working capital.

The total amount of funding under the RTDJ Agreements is $30,740.82. The Note carries an original issue discount of $2,766.68 for total debt of $33,507.50 (“Debt”). The Company issued the Note in settlement of a previous note with RTDJ in the amount of $20,000.00, accrued interest of $740.82 and an additional cash advance of $10,000.00. The Company agreed to reserve 750,000 shares of its common stock for issuance if any Debt is converted. The Debt is due on or before January 28, 2022 (“Maturity Date”). The Debt carries an interest rate of eight percent (8%). The Debt is convertible into the Company’s common stock at the fixed price of $0.10, subject to adjustment as provided for in the Note. The principal sum as well as any accrued and unpaid interest and other fees shall be due and payable on the Maturity Date.

The RTDJ Agreements are qualified in their entirety by reference to the RTDJ Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference into this Item 1.01. Certain capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Transaction Documents.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosures made in Item 1.01, which are incorporated herein by reference. Any securities issued in the RTDJ Agreements were issued in a transaction exempt from registration pursuant to Section 4(a)(2) and Rule 506(b) Securities Act of 1933. The transactions did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Compilation of RTDJ Securities Purchase Agreement, Convertible Promissory Note and Warrant (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGO CYBER INC.

Date: April 30, 2021	By:	/s/ Shannon Wilkinson
Shannon Wilkinson
Chief Executive Officer